INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-23581 of Fiserv, Inc. on Form S-3 of our report dated January 31, 1997, incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





/S/DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin

May 16, 1997